Exhibit 99.1
Unaudited Revised Combined Statements of Operations and Historical Segment Information

On February 17, 2022, DuPont entered into a Transaction Agreement (the "Transaction Agreement") with Celanese Corporation ("Celanese") to divest a majority of the historic Mobility & Materials segment, including the Engineering Polymers business line and select product lines within the Advanced Solutions and Performance Resins business lines (the “M&M Divestiture”). The transaction is expected to close around the end of 2022, subject to customary closing conditions and regulatory approvals. In addition, on February 18, 2022, the Company announced it is advancing the process to divest its Delrin® acetal homopolymer (H-POM) business (the Delrin® business together with the M&M Divestiture businesses, the "M&M Businesses”), subject to entry into a definitive agreement and satisfaction of customary closing conditions. The Delrin® divestiture together with the M&M Divestiture discussed above (the "M&M Divestitures") represent a strategic shift that will have a major impact on DuPont's operations and results. The Auto Adhesives & Fluids, MultibaseTM and Tedlar® product lines previously within the historic Mobility & Materials segment (the "Retained Businesses") are not included within the M&M Divestitures.

The following unaudited revised financial information and historical segment information for DuPont are derived from DuPont’s historical consolidated financial statements and accompanying notes adjusted to give effect to the separation of the M&M Businesses through the M&M Divestitures, which is treated as discontinued operations in accordance with Financial Accounting Standards Board Accounting Standards Codification 205, “Presentation of Financial Statements” (“ASC 205”). The unaudited revised financial information reflects the Company’s current best estimate of its historical results. These amounts are considered preliminary, and as such, actual amounts could differ from these estimates. The Retained Businesses are reported in Corporate & Other along with previously divested businesses and general corporate costs. These reporting changes have been retrospectively applied for all periods presented.

Non-GAAP Financial Measures
These supplemental schedules include information that does not conform to accounting principles generally accepted in the United States of America (“U.S. GAAP”) and are considered non-GAAP measures. Management uses these measures internally for planning, forecasting and evaluating the performance of the Company, including allocating resources. DuPont’s management believes these non-GAAP financial measures are useful to investors because they provide additional information related to the ongoing performance of DuPont to offer a more meaningful comparison related to future results of operations. These non-GAAP financial measures supplement disclosures prepared in accordance with U.S. GAAP, and should not be viewed as an alternative to U.S. GAAP. Furthermore, such non-GAAP measures may not be consistent with similar measures provided or used by other companies. Reconciliations for these non-GAAP measures to U.S. GAAP are provided herein and are defined below.

The historic Mobility & Material segment costs that are classified as discontinued operations include only direct operating expenses incurred by the M&M Businesses which the Company will cease to incur upon the close of the M&M Divestitures. Indirect costs, such as those related to corporate and shared service functions previously allocated to the M&M Businesses, do not meet the criteria for discontinued operations and remain reported within continuing operations. A portion of these indirect costs include costs related to activities the Company will continue to undertake post-closing of the M&M Divestiture, and for which it will be reimbursed (“Future Reimbursable Indirect Costs”). Future Reimbursable Indirect Costs are reported within continuing operations but are excluded from Adjusted EPS and operating EBITDA as defined below. The remaining portion of these indirect costs are not subject to future reimbursement (“Stranded Costs”). Stranded Costs are reported within continuing operations in Corporate & Other and are included within Adjusted EPS and Operating EBITDA.

Adjusted earnings per common share from continuing operations - diluted ("Adjusted EPS"), is defined as earnings per common share from continuing operations - diluted, excluding the after-tax impact of significant items, after-tax impact of amortization expense of intangibles, the after-tax impact of non-operating pension / other post employment benefits (“OPEB”) credits / costs and Future Reimbursable Indirect Costs.

The Company's measure of profit/loss for segment reporting purposes is Operating EBITDA as this is the manner in which the Company's chief operating decision maker ("CODM") assesses performance and allocates resources. The Company defines Operating EBITDA as earnings (i.e., “Income from continuing operations before income taxes") before interest, depreciation, amortization, non-operating pension / OPEB benefits / charges, and foreign exchange gains / losses, excluding Future Reimbursable Indirect Costs, and adjusted for significant items. Reconciliations of these measures are provided on the following pages.

Significant items are items that arise outside the ordinary course of the Company’s business that management believes may cause misinterpretation of underlying business performance, both historical and future, based on a combination of some or all of the item’s size, unusual nature and infrequent occurrence. Management classifies as significant items certain costs and expenses associated with integration and separation activities related to transformational acquisitions and divestitures as they are considered unrelated to ongoing business performance.

DuPont de Nemours, Inc.
Summary of Revised Consolidated Statements of Operations (Unaudited)

	Year Ended	Three Months Ended				Year Ended
In millions, except per share amounts	Dec 31, 2021	Dec 31, 2021	Sep 30, 2021	Jun 30, 2021	Mar 31, 2021	Dec 31, 2020
Net sales	$12,566	$3,246	$3,199	$3,104	$3,017	$11,128
Cost of sales	7,971	2,119	2,032	1,959	1,861	7,063
Research and development expenses	557	148	137	133	139	565
Selling, general and administrative expenses	1,602	401	411	395	395	1,492
Amortization of intangibles	566	156	158	127	125	542
Restructuring and asset related charges – net	50	42	1	5	2	814
Goodwill impairment charges	—	—	—	—	—	1,862
Acquisition, integration and separation costs	81	23	29	23	6	177
Equity in earnings of nonconsolidated affiliates	85	20	22	20	23	168
Sundry income (expense) - net	145	(10)	1	135	19	632
Interest expense	525	135	115	129	146	672
Income (Loss) from continuing operations before income taxes	$1,444	$232	$339	$488	$385	$(1,259)
Provision for (Benefit from) income taxes on continuing operations	237	65	80	93	(1)	90
Income (Loss) from continuing operations, net of tax	$1,207	$167	$259	$395	$386	$(1,349)
Net income (loss) from continuing operations attributable to noncontrolling interests	30	18	9	5	(2)	16
Net income (loss) in from continuing operations available to DuPont common stockholders	$1,177	$149	$250	$390	$388	$(1,365)

Per common share data:
Earnings (Loss) per common share from continuing operations - basic [1]	$2.17	$0.29	$0.48	$0.74	$0.64	$(1.86)
Earnings (Loss) per common share from continuing operations - diluted [1]	$2.16	$0.29	$0.48	$0.73	$0.64	$(1.86)

Weighted-average common shares outstanding - basic	542.7	516.1	521.5	529.6	604.8	735.5
Weighted-average common shares outstanding - diluted	544.2	517.8	523.1	531.2	606.3	735.5
1.Earnings per common share from continuing operations for the year may not equal the sum of the quarterly earnings per common share from continuing operations amounts due to the change in average share calculations.

DuPont de Nemours, Inc.
Selected Revised Historical Segment Information (Unaudited)

The Auto Adhesives & Fluids, MultibaseTM and Tedlar® product lines previously within the historic Mobility & Materials segment (the "Retained Businesses") are not included in the scope of the intended divestitures. The following tables reflect the new segment structure of DuPont with the M&M Businesses excluded and the Retained Businesses reported in Corporate & Other.

	Year Ended	Three Months Ended				Year Ended
In millions	Dec 31, 2021	Dec 31, 2021	Sep 30, 2021	Jun 30, 2021	Mar 31, 2021	Dec 31, 2020
Net Sales
Electronics & Industrial	$5,554	$1,467	$1,467	$1,320	$1,300	$4,674
Water & Protection	5,552	1,415	1,397	1,412	1,328	4,993
Corporate & Other	1,460	364	335	372	389	1,461
Total Net Sales	$12,566	$3,246	$3,199	$3,104	$3,017	$11,128
Operating EBITDA
Electronics & Industrial	$1,758	$423	$475	$424	$436	$1,468
Water & Protection	1,385	325	353	352	355	1,313
Corporate & Other	9	4	(11)	4	12	61
Total Operating EBITDA (non-GAAP)	$3,152	$752	$817	$780	$803	$2,842

DuPont de Nemours, Inc.
Revised Disaggregation of Revenue
Historical Net Sales by Segment and Major Product Line (Unaudited)

	Year Ended	Three Months Ended				Year Ended
In millions	Dec 31, 2021	Dec 31, 2021	Sep 30, 2021	Jun 30, 2021	Mar 31, 2021	Dec 31, 2020
Industrial Solutions	$1,890	$478	$474	$480	$458	$1,617
Interconnect Solutions	1,617	459	489	339	330	1,280
Semiconductor Technologies	2,047	530	504	501	512	1,777
Electronics & Industrial	$5,554	$1,467	$1,467	$1,320	$1,300	$4,674
Safety Solutions	$2,567	$634	$646	$650	$637	$2,291
Shelter Solutions	1,615	422	414	419	360	1,426
Water Solutions	1,370	359	337	343	331	1,276
Water & Protection	$5,552	$1,415	$1,397	$1,412	$1,328	$4,993
Retained Businesses	$958	$237	$226	$239	$256	$795
Other [1]	502	127	109	133	133	666
Corporate & Other	$1,460	$364	$335	$372	$389	$1,461
Total	$12,566	$3,246	$3,199	$3,104	$3,017	$11,128
1. Net sales reflected in Other include activity of previously divested businesses.

DuPont de Nemours, Inc.
Reconciliation of Revised Income from Continuing Operations, Net of Tax to Revised Operating EBITDA (Unaudited)

		Year Ended	Three Months Ended				Year Ended
In millions		Dec 31, 2021	Dec 31, 2021	Sep 30, 2021	Jun 30, 2021	Mar 31, 2021	Dec 31, 2020
Income (Loss) from continuing operations, net of tax (GAAP)		$1,207	$167	$259	$395	$386	$(1,349)
+	Provision for (Benefit from) income taxes on continuing operations	237	65	80	93	(1)	90
Income (Loss) from continuing operations before income taxes		$1,444	$232	$339	$488	$385	$(1,259)
+	Depreciation and amortization	1,112	295	300	262	255	1,086
-	Interest income [1]	12	2	1	5	4	18
+	Interest expense [2]	503	113	115	129	146	672
-	Non-operating pension/OPEB benefit	30	8	9	7	6	12
-	Foreign exchange losses, net [1]	(53)	(18)	(19)	(10)	(6)	(54)
+	Future reimbursable indirect costs	60	14	15	15	16	59
-	Adjusted significant items	(22)	(90)	(39)	112	(5)	(2,260)
Operating EBITDA (Non-GAAP)		$3,152	$752	$817	$780	$803	$2,842
1. Included in “Sundry income (expense) - net"” in the unaudited revised statements of operations.
2. The three months and year ended December 31, 2021 excludes significant items, refer to details below.

DuPont de Nemours, Inc.
Revised Significant Items (Unaudited)

	Year Ended	Three Months Ended				Year Ended
In millions	Dec 31, 2021	Dec 31, 2021	Sep 30, 2021	Jun 30, 2021	Mar 31, 2021	Dec 31, 2020
Acquisition, integration and separation costs	$(81)	$(23)	$(29)	$(23)	$(6)	$(177)
Restructuring and asset related charges - net	(50)	(42)	(1)	(5)	(2)	(172)
Goodwill impairment charges	—	—	—	—	—	(1,862)
Asset impairment charges	—	—	—	—	—	(642)
Net gain (loss) on divestitures	143	(3)	3	140	3	593
Merger-related inventory step-up amortization	(12)	—	(12)	—	—	—
Rogers acquisition financing fees	(22)	(22)	—	—	—	—
Total pretax significant items (charge) benefit [1]	$(22)	$(90)	$(39)	$112	$(5)	$(2,260)
+ Total tax impact of significant items (charge) benefit [2]	(43)	(16)	3	(31)	1	(34)
+ Tax only significant items benefit (charge)	55	(20)	—	(2)	77	128
Total significant items (charge) benefit, net of tax [3]	$(10)	$(126)	$(36)	$79	$73	$(2,166)
1.Impact on “Income (Loss) from continuing operations before income taxes.”
2.The income tax effect for each adjustment was calculated based on the statutory tax rate for the jurisdiction(s) in which the adjustment was taxable or deductible.
3.Impact on “Net income (loss) from continuing operations available for DuPont common stockholders.”

DuPont de Nemours, Inc.
Reconciliation of Revised Earnings (Loss) Per Common Share from Continuing Operations - Diluted to Adjusted Earnings Per Common Share from Continuing Operations - Diluted (Unaudited)

	Year Ended	Three Months Ended				Year Ended
Pretax (in millions)	Dec 31, 2021	Dec 31, 2021	Sep 30, 2021	Jun 30, 2021	Mar 31, 2021	Dec 31, 2020
Income (Loss) from continuing operations before income taxes (GAAP)	$1,444	$232	$339	$488	$385	$(1,259)
Less: Pretax significant items [1]	(22)	(90)	(39)	112	(5)	(2,260)
Less: Amortization of intangibles [1]	(566)	(156)	(158)	(127)	(125)	(542)
Less: Non-op pension / OPEB benefit [1]	30	8	9	7	6	12
Less: Future reimbursable indirect costs [1]	(60)	(14)	(15)	(15)	(16)	(59)
Adjusted results, before tax (non-GAAP)	$2,062	$484	$542	$511	$525	$1,590

	Year Ended	Three Months Ended				Year Ended
Net of tax (in millions)	Dec 31, 2021	Dec 31, 2021	Sep 30, 2021	Jun 30, 2021	Mar 31, 2021	Dec 31, 2020
Net income (loss) from continuing operations available to DuPont common stockholders (GAAP)	$1,177	$149	$250	$390	$388	$(1,365)
Less: Significant items, net of tax [2]	(10)	(126)	(36)	79	73	(2,166)
Less: Amortization of intangibles, net of tax [2]	(441)	(120)	(124)	(100)	(97)	(418)
Less: Non-op pension / OPEB benefit, net of tax [2]	18	5	6	4	3	9
Less: Future reimbursable indirect costs [2]	(46)	(11)	(11)	(12)	(12)	(45)
Adjusted results, net of tax (non-GAAP)	$1,656	$401	$415	$419	$421	$1,255

	Year Ended [3]	Three Months Ended				Year Ended [3]
Earnings per common share (“EPS”) from continuing operations - diluted	Dec 31, 2021	Dec 31, 2021	Sep 30, 2021	Jun 30, 2021	Mar 31, 2021	Dec 31, 2020
Earnings (Loss) per common share from continuing operations - diluted (GAAP)	$2.16	$0.29	$0.48	$0.73	$0.64	$(1.86)
Less: Significant items - diluted [4]	(0.02)	(0.24)	(0.07)	0.15	0.12	(2.94)
Less: Amortization of intangibles - diluted [4]	(0.81)	(0.23)	(0.23)	(0.20)	(0.16)	(0.57)
Less: Non-op pension / OPEB benefit - diluted [4]	0.03	0.01	0.01	0.01	0.01	0.01
Less: Future reimbursable indirect costs [4]	(0.08)	(0.02)	(0.02)	(0.02)	(0.02)	(0.07)
Adjusted earnings per common share from continuing operations - diluted (non-GAAP)	$3.04	$0.77	$0.79	$0.79	$0.69	$1.71
1.Impact on “Income (Loss) from continuing operations before income taxes.”
2.Impact on “Income (Loss) from continuing operations, net of tax.” The income tax effect for each adjustment was calculated based on the statutory tax rate for the jurisdiction(s) in which the adjustment was taxable or deductible.
3.Earnings per share amounts from continuing operations - diluted for the year may not equal the sum of the quarterly earnings per common share from continuing operations - diluted amounts due to the change in average share calculations.
4.Impact on earnings per common share from continuing operations - diluted.